     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998

                                                      REGISTRATION NO. 333-45957
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                 PRE-EFFECTIVE

                                AMENDMENT NO. 3

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           ICARUS INTERNATIONAL, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    MARYLAND
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      7372
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   52-2069941
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                              600 JEFFERSON PLAZA
                                  FIFTH FLOOR
                           ROCKVILLE, MARYLAND 20852
                                 (301) 424-4646
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
               EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS)
                               ------------------

                                   Copies to:

     JEFFREY A. KOEPPEL, ESQ.        HERBERT G. BLECKER, PRESIDENT          HARLAN P. COHEN, ESQ.
    FIORELLO J. VICENCIO, ESQ.         ICARUS INTERNATIONAL, INC.           JOHN B. MCKNIGHT, ESQ.
  ELIAS, MATZ, TIERNAN & HERRICK          600 JEFFERSON PLAZA,            LOCKE PURNELL RAIN HARRELL
              L.L.P.                          FIFTH FLOOR                (A PROFESSIONAL CORPORATION)
      734 15TH STREET, N.W.            ROCKVILLE, MARYLAND 20852               2200 ROSS AVENUE
            12TH FLOOR                       (301) 424-4646                       SUITE 2200
      WASHINGTON, D.C. 20005                                                 DALLAS, TEXAS 75201
          (202) 347-0300                                                        (214) 740-8000

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


     The purpose of the filing of this Amendment No. 3 to the Registration Statement on Form SB-2 of ICARUS International, Inc. is to make certain revisions in Part II of the Registration Statement and to file certain Exhibits to the Registration Statement that either have not been previously filed or that have been revised.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     ICARUS International, Inc. (the "Company") is a Maryland corporation.
Section 2-405.1(c) of the Maryland General Corporation Law (the "MGCL") states:

          "(c) A person who performs his duties in accordance with the standard provided in this section shall have the immunity from liability described under Section 5-417 of the Courts and Judicial Proceedings Article."

     Section 5-417 of the Maryland Courts and Judicial Proceedings Article states:

          "A person who performs the duties of that person in accordance with the standard provided under Section 2-405.1 of the Corporations and Associations Article has no liability by reason of being or having been a director of a corporation."

     Section 2-418 of the MGCL states:

          "(a) In this section the following words have the meaning indicated.

             (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

             (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

             (3) "Expenses" include attorney's fees.

             (4) "Official capacity" means the following:

                (i) When used with respect to a director, the office of director in the corporation; and

                (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

                (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

             (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether the civil, criminal, administrative, or investigative.

          (b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

                (i) The act or omission of the director was material to the matter giving rise to the proceeding; and

                    1. Was committed in bad faith; or

                    2. Was the result of active and deliberate dishonesty; or

                (ii) The director actually received an improper personal benefit in money, property, or services; or

                (iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

             (2)(i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

                (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

             (3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

                (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

          (c) A director may not be indemnified under subsection (B) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that person benefit was improperly received.

          (d) Unless limited by the charter:

             (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (B) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

             (2) A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

                (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

                (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

             (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

          (e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

             (2) Such determination shall be made:

                (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

                (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which director who are parties may participate; or

                (iii) By the stockholders.

             (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

             (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

          (f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

                (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

                (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

             (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

             (3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

          (g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

          (i) For purposes of this section:

             (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

             (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

             (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

          (j) Unless limited by the charter:

             (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

             (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

             (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

          (k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

             (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

             (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

          (l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting."

     The Articles of Incorporation ("Articles") of the Company also limit the liability of, and provide indemnification to, directors and officers of the Company. Article VIII of the Company's Articles states:

          "A. Limitation of Liability. No director who has performed his or her duties in accordance with the standard set forth in Section 2-405.1 of the MGCL (or any successor provision thereto) shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be limited or eliminated to the extent that: (i) it is proved that the director actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the director is entered in a proceeding based on a finding in the proceeding that the director's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment to or repeal of this Article VIII.A. shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or employee benefit plan, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 2-418 of the MGCL or any successor provision thereto.

          C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard.

          D.  Other Rights and Remedies.  The indemnification provided by this
     Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, trust fund, letter of credit, surety bond, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and
     (i) were committed in bad faith; or (ii) were the result of active and deliberate dishonesty; or (iii) the director actually received an improper personal benefit in money, property or services; or (iv) in the case of any criminal proceedings, the director had reasonable cause to believe that the act or omission was unlawful; provided, however, that a director who has been successful, on the merits or otherwise, in the defense of proceedings referred to under clauses (i) through (iv) above, may still be indemnified as to reasonable expenses actually incurred by such person in connection with the proceeding as approved by a disinterested majority of the Board of Directors.

          E. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or another enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the MGCL.

          F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
     Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

          G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a disinterested majority of the directors then in office or unless intervention is required by law in order to protect the rights, claims or defenses of the director, officer, employee or agent with respect to matters for which the Corporation shall otherwise be required to provide indemnification hereunder."

     Article X of the Company's Bylaws states:

          "(a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

          (b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein."

     In addition, the Company intends to obtain a directors and officers liability insurance policy relating to certain actions or omissions which may be taken, or omitted to be taken, by the directors and officers of the Company, as well as a policy which insures against errors and omissions in the offering documents relating to the offer and sale of the Common Stock to the public.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the expenses to be incurred in connection with the offering of the Common Stock described herein.


SEC filing fee..............................................  $    7,635
NASD filing fee.............................................       3,088
Legal fees and expenses.....................................     500,000
Accounting fees and expenses................................     500,000
Printing and delivery expenses..............................     150,000
Blue Sky legal fees and expenses............................      10,000
Registrar and transfer agent fees and expenses..............       4,750
Nasdaq Market listing fees and expenses.....................      63,725
CUSIP fees and expenses.....................................         100
Miscellaneous expenses......................................       5,000
                                                              ----------
  Estimated Total...........................................  $1,244,298
                                                              ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.


     On January 22, 1998, in connection with the Company's formation, ICARUS sold 1,000 shares of Common Stock to Herbert G. Blecker and Eunice E. Blecker (the "Bleckers") for a total of $1,000. The shares were issued by the Company in a transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").


     Immediately prior to the Offering, pursuant to the Agreement and Plan of Recapitalization by and among the Company and the Bleckers dated January 26, 1998, the Company will issue to the Bleckers an aggregate of 2,999,000 shares of Common Stock and 100 shares of Series A Preferred Stock in exchange for all of their shares of ICARUS Corporation and ISL. The issuance of such shares by the Company will represent a transaction by the issuer not involving any public offering pursuant to Section 4(2) of the Securities Act.

     Other than the transactions described above the Company has sold no unregistered securities within the past three years.

ITEM 27.  EXHIBITS.

     The Exhibits attached hereto are as follows:


 1.1    Form of Underwriting Agreement.*
 2.1    Agreement and Plan of Recapitalization by and among Mr.
        Herbert G. Blecker, Mrs. Eunice Blecker, ICARUS Corporation,
        ICARUS Service Limited and the Company, dated January 26,
        1998.*
 3.1    Articles of Incorporation of the Company.*
 3.2    Bylaws of the Company.*
 4.1    Form of Stock Certificate of the Company.
 5.1    Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
10.1    Technology Licensing and Marketing Agreement by and between
        ICARUS

           Corporation and Richardson Engineering Services, Inc., dated May 1, 1997.+ *
    10.2   Joint Development Agreement between ICARUS Development and Marketing Corporation and Hyprotech,
           Ltd., dated July 24, 1997.+ *
    10.3   Marketing and Development Agreement between ICARUS Corporation and SRI Consulting Inc., dated
           August 4, 1997.+ *
    10.4   Software Distribution and License Agreement between ICARUS Corporation and Primavera Systems,
           Inc. dated January 17, 1995.+*
    10.5   Lease for One Central Plaza, 11300 Rockville Pike, Rockville, Maryland by and between One
           Central Plaza Limited Partnership and the Company, dated October 15, 1976, as amended.*
    10.6   Lease for 600 Jefferson Plaza, Rockville, Maryland, by and between Allstate Life Insurance
           Company and the Company, dated December 31, 1997.*
    10.7   Lease for 16945 Northchase Drive, 14th Floor, Houston, Texas, by and between Greenpoint Plaza
           Limited Partnership and the Company, dated January 31, 1997.*
    10.8   Lease for Units 3 and 4, 4th floor, First Floor Storeroom and Car Parking, The Graftons,
           Stamford New Road, Altrincham, Greater Manchester, by and between Wayborn Leasing Limited and the Company, dated April 19, 1993.*
    10.9   Lease for 5F Sakae Bldg., 2-10-3 Minami-Ikebukuro, Toshima-Ku, Tokyo 171 Japan, by and between
           Saburo Ikeda and the Company, dated January 20, 1996.*
    10.10  Employment Agreement between Mr. Herbert G. Blecker and the Company, dated January 22, 1998.*
    10.11  Employment Agreement between Mr. William F. Geritz III and the Company, dated January 22, 1998.*
    10.12  ICARUS International, Inc. 1998 Stock Option Plan.*
    10.13  ICARUS International, Inc. Recognition and Retention Plan and Trust Agreement.*
    10.14  Amendment, dated March 30, 1998, to lease for 600 Jefferson Plaza, Rockville, Maryland, by and between Allstate Life Insurance Company and the Company, dated December 31, 1997.*
    10.15  Amendment, dated January 21, 1998, to lease for One Central Plaza, 11300 Rockville Pike,
           Rockville, Maryland, by and between the Company and One Central Plaza Limited Partnership.*
    10.16  Employment Agreement between Mr. Peter L. Bower and the Company dated July 10, 1998.
    10.17  Principal Stockholders Agreement by and between Herbert G. Blecker, Eunice E. Blecker and ICARUS
           International, Inc.
    10.18  Employment Agreement between Mr. Lawrence H. Fischer and the Company dated August 7, 1998.
    21.1   List of Subsidiaries of the Company.*
    23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (Incorporated by reference to Exhibit 5.1).
    23.2   Consent of Grant Thornton LLP.
    24.1   Power of Attorney.*
    27.1   Financial data schedule.*


---------------
 * Previously filed.


 + Certain portions of this Exhibit have been omitted from this Registration
   Statement and filed separately with the Commission accompanied by a request for confidential treatment pursuant to Rule 406 under the Securities Act.

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby provides the following undertakings:

          (a) The Registrant will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          (c) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          (d) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Rockville, State of Maryland on August 7, 1998.


                                          ICARUS INTERNATIONAL, INC.

                                          By:    /s/ HERBERT G. BLECKER

                                            ------------------------------------
                                                    HERBERT G. BLECKER
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                                 CHIEF EXECUTIVE OFFICER

                            ------------------------


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.



                   SIGNATURE                                   TITLE                     DATE
                   ---------                                   -----                     ----

             /s/ HERBERT G. BLECKER               Chairman of the Board, President  August 7, 1998
------------------------------------------------    and Chief Executive Officer
               HERBERT G. BLECKER                  (Principal executive officer)

               /s/ PETER L. BOWER                     Chief Financial Officer       August 7, 1998
------------------------------------------------   (Principal Accounting Officer
                 PETER L. BOWER                   and Principal Financial Officer)

             /s/ EUNICE E. BLECKER                    Secretary and Treasurer       August 7, 1998
------------------------------------------------
               EUNICE E. BLECKER

               /s/ JAMES J. BYRNE                    Director and Vice Chairman     August 7, 1998
------------------------------------------------            of the Board
                 JAMES J. BYRNE

           /s/ WILLIAM F. GERITZ, III                  Director and Executive       August 7, 1998
------------------------------------------------           Vice President
             WILLIAM F. GERITZ, III

               /s/ GARY M. ROUSH                              Director              August 7, 1998
------------------------------------------------
                 GARY M. ROUSH

            /s/ J. EDWARD BECK, JR.                           Director              August 7, 1998
------------------------------------------------
              J. EDWARD BECK, JR.





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